LESSEE

CUMMINGS PROPERTIES, LLC

W07140445-DJC-G

COMMERCIAL LEASE

Cummings Properties, LLC ("LESSOR") hereby leases to Neurometrix, Inc. (a DE corp.),

62 Fourth Avenue, Waltham, MA 02451 ("LESSEE"), the following premises,

approximately 6,041 square feet at 4-B Gill Street,

Woburn, MA 01801 ("premises"), for a term of five years

commencing at noon on December 1, 2014 and ending at noon on November 30, 2019 unless sooner terminated or extended as herein provided. LESSOR and LESSEE now covenant and agree that the following terms, conditions, covenants, and obligations ("terms") shall govern this lease.

1. **RENT.** LESSEE shall pay LESSOR base rent of eighty eight thousand one hundred ninety eight (88,198) U.S. dollars per year, drawn on a U.S. bank, in monthly installments of $ 7,349.83 on or before the first day of each calendar month, without offset or deduction, except as may be expressly provided by the terms and conditions of this Lease. One monthly rental payment, plus an appropriate fraction of a monthly payment for any portion of a month at the commencement of the lease term, shall be made upon LESSEE's execution of this lease. All payments shall be made to LESSOR at 200 West Cummings Park, Woburn, Massachusetts 01801, or at such other place designated in writing by LESSOR. If the "Cost of Living" has increased as shown by the Consumer Price Index (Boston, Massachusetts, all items, all urban consumers), U.S. Bureau of Labor Statistics ("Index"), then base rent due during each calendar year of this lease and all extensions thereof shall be adjusted in proportion to any increase in the Index. The base month from which to determine the amount of each increase shall be January 2014, which figure shall be compared with the figure for November 2014, and each November thereafter to determine the increase (if any) in base rent to be paid during the following calendar year commencing each January 1, except that the first such adjustment shall take place with the rent due on January 1, 2016.

2. **SECURITY DEPOSIT.** LESSEE shall pay LESSOR a security deposit of $ 14,700, drawn on a U.S. bank, upon LESSEE's execution of this lease, which shall be held as security for LESSEE's performance herein and refunded to LESSEE without interest within thirty (30) days after the end of this lease, subject to LESSEE's satisfactory compliance with the terms hereof. LESSEE shall not apply the security deposit to any payment due under this lease. In the event of any breach of this lease by LESSEE, which continues beyond any applicable notice and cure period, however, LESSOR may apply the security deposit first to any outstanding invoice or other payment due to LESSOR, and then to outstanding rent, in which event LESSEE shall fully restore said deposit within ten (10) days of LESSOR's written request accompanied by a reasonably detailed statement from LESSOR of the application of the prior balance of the security deposit. LESSEE's failure to remit or restore the security deposit shall constitute a substantial lease default. If LESSEE fails to pay the security deposit and the initial rental payment as and when required herein, LESSEE agrees that LESSOR may at its sole option, declare this lease null and void for failure of consideration.

3. **USE.** LESSEE shall use the premises only for executive and administrative offices, light assembly and storage and any other use that is legally permitted and reasonably incidental to the foregoing, including operation of a fork lift.

4. **REAL ESTATE TAX INCREASES.** LESSEE shall pay LESSOR as additional rent a proportionate share (currently 11.6 percent) (based on square footage leased by LESSEE as compared with the total leaseable square footage of the building(s) of which the premises are a part ("building")) of (i) all increases in the real estate taxes levied against the land and building ("property"), whether such increase(s) is/are due to an increase in the tax rate or assessment, or a change in the method of determining real estate taxes, and (ii) all real property surcharges and special assessments levied against the property. The base from which to determine the amount of any increase in taxes shall be the rate and assessment in effect for the fiscal year ending June 30, 2015, net of abatements, if any. In the event LESSOR obtains any refund or abatement of taxes, LESSOR shall credit or remit to LESSEE, LESSEE's proportionate share of such refund or abatement after deduction of LESSOR's costs and expenses in obtaining such refund or abatement. LESSOR hereby acknowledges the building currently contains approximately 52,084 square feet.

5. **UTILITIES.** LESSOR shall provide equipment per LESSOR's building standards to heat the premises in season and to cool all office areas between May 1 and November 1. LESSEE shall pay all charges for utilities used on the premises, including electricity, telecommunications, gas, oil, water and sewer, and shall use whichever utility service provider LESSOR designates. LESSEE shall also pay LESSOR a proportionate share of any other fees and charges relating in any way to utility use at the building. LESSEE shall pay the utility provider or LESSOR, as applicable, for all such charges as determined by separate meters serving the premises and/or as a proportionate share if not separately metered. LESSEE shall have no obligation to reimburse LESSOR for any common area repair or maintenance expense, including any insurance or management fee, except as otherwise provided herein.

6. **COMPLIANCE WITH LAWS.** LESSEE and LESSEE's employees, agents, affiliates, callers, contractors, visitors, and invitees ("LESSEE parties") shall not use the premises in any way that may be unlawful, improper, unreasonably noisy, offensive, harmful, or contrary to any applicable statute, regulation, ordinance, or bylaw. Following delivery of possession by LESSOR, LESSEE parties shall fully comply with all applicable statutes, regulations, ordinances, and bylaws ("applicable laws") related to or arising out of their use and occupancy of the premises and any allowed alterations herein including without limitation, maintaining Worker's Compensation Insurance and obtaining all licenses, permits, and approvals necessary for LESSEE's use and occupancy of the premises. LESSOR hereby represents the premises are currently in compliance with applicable laws.

7. **FIRE, CASUALTY, EMINENT DOMAIN.** Should a substantial portion of the premises, or of the property of which the premises are a part be substantially damaged by fire or casualty, or be taken by eminent domain, such that LESSEE is or will be unable to continue operations at the premises for a period of 90 consecutive days, LESSOR may elect to terminate this lease. When such an event is not caused or contributed to by LESSEE parties and renders the building uninhabitable, a proportionate abatement of rent shall be made, and LESSEE may elect to terminate this lease if: (a) LESSOR fails to give written notice within 30 days after said event of its intention to restore the premises; or (b) LESSOR fails to restore the premises, using finishes substantially similar to those in place upon delivery of the premises to LESSEE, to a condition substantially suitable for the use described above within 90 days after said event. LESSOR reserves all rights for damages or injury to the premises for any taking by eminent domain, except for damage to LESSEE's property or equipment.

8. **FIRE INSURANCE.** LESSEE parties shall not permit any use of the premises which will adversely affect or make voidable any insurance on the property, or the contents of the building, or which shall be contrary to any law, regulation, or recommendation made by the Insurance Services Office (or successor organization), state fire prevention agency, local fire department, LESSOR's insurer, or any similar entity. LESSEE shall not ~~vacate the premises or permit same to be unoccupied other than during LESSEE's customary non-business days or hours, or~~ cause or allow the utilities serving the premises to be terminated.

LESSOR ENA LESSEE [signature]

9. **SIGNS.** LESSOR may, at its expense, identify LESSEE's occupancy of the premises with a building standard sign at the main entry to the premises and, if applicable, on the building's directory. LESSEE shall obtain LESSOR's prior written consent before erecting any sign(s), and shall erect and maintain any such sign(s) in accordance with LESSOR's building standards for style, size, wording, design, location, etc., now or hereafter made by LESSOR. LESSOR may, at LESSEE's expense, remove and dispose of any sign(s) not properly approved, erected, or maintained.

10. **MAINTENANCE.** Except as otherwise provided below, LESSOR will maintain the structure, roof, landscaping, common areas, and building-standard heating and cooling equipment, sprinklers, doors, plumbing, and electrical wiring at the premises in compliance with applicable laws, but specifically excluding damage caused by the careless, malicious, willful, or negligent acts of LESSEE parties ~~or othersand~~ corrosion and chemical or water damage from any source except LESSOR's negligence. LESSEE agrees to maintain at its expense all other aspects of the premises in the same condition as they are when delivered to LESSEE or as they may be put in during the lease term, normal wear and tear and damage by fire or other casualty (not caused or contributed to by LESSEE parties) only excepted, and whenever necessary, to replace light bulbs and glass. LESSEE shall properly control and vent all chemicals, radioactive materials, smoke, moisture, odors, and other materials that may be harmful, and shall not cause the area surrounding the premises or any other common area to be in anything other than a neat and clean condition, and shall appropriately dispose of all waste. LESSEE shall be solely responsible for any damage to any equipment serving the premises or the building which relates to or arises out of the storage, discharge, or use of any substance by LESSEE. LESSEE shall not permit the premises to be overloaded, damaged, stripped, or defaced, nor suffer any waste, and will not bring or keep animals therein. If the premises include any wooden mezzanine-type space, the floor capacity of such space is suitable only for light office or storage use. LESSEE will protect any flooring with chair pads under any rolling chairs and shall maintain sufficient heat to prevent freezing of pipes or other damage. All heating, ventilating, air conditioning, plumbing, and electrical equipment serving areas of the premises used for any purpose other than general office or warehouse, and any installation or maintenance of any "non-building standard" leasehold improvements or equipment which is associated with some specific aspect of LESSEE's use, whether installed by LESSOR, LESSEE or a prior occupant, shall be LESSEE's sole responsibility and at LESSEE's expense. All maintenance and other services provided by LESSOR shall occur during LESSOR's normal business hours.

11. **ASSIGNMENT OR SUBLEASE.** Provided LESSEE is not in default of any terms hereof, beyond any applicable notice and cure period LESSEE may assign this lease or sublet or allow another entity or individual to use or occupy all or part of the premises, but only with LESSOR's prior written consent in each instance, which consent shall not be unreasonably withheld, conditioned or delayed. LESSEE shall not assign this lease or sublet any part of the premises to any other current or prospective tenant of LESSOR, or any affiliate of such current or prospective tenant. As a condition to any assignment or sublease, an additional security deposit shall be paid to and held by LESSOR in an amount not to exceed two (2) additional months of rent. ~~If LESSEE notifies LESSOR of its desire to assign this lease or sublet, LESSOR may elect to terminate this lease, at an effective date to be determined by LESSOR, upon notice to LESSEE.~~ Notwithstanding LESSOR's consent to any assignment or sublease, LESSEE and GUARANTOR shall remain liable for the payment of all rent and for the full performance of all terms of this lease and all amendments and extensions thereto

12. **ALTERATIONS.** LESSEE parties shall not make structural alterations, additions, or improvements of any kind to the premises, but LESSEE may make nonstructural alterations, additions, or improvements with LESSOR's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed ("allowed alterations"). All allowed alterations shall be at LESSEE's expense and shall conform with LESSOR's building standards and construction specifications or will be subject to restoration charges. If LESSOR or its agents provide(s) any services or maintenance in connection with the allowed alterations and/or the review thereof, LESSEE will promptly pay any commercially reasonable invoice(s) therefor. LESSEE shall obtain, prior to the commencement of any work, a lien waiver from any contractor(s) performing work at the premises. LESSEE shall not permit mechanics' liens or similar liens to remain upon the premises in connection with any work performed or claimed to have been performed at the direction of LESSEE and shall cause any such lien to be released or removed forthwith without cost to LESSOR. All allowed alterations shall become part of the premises and the property of LESSOR. LESSOR shall have the right at any time to make additions to the building, to change the arrangement of parking areas, stairs, or walkways, or otherwise to alter common areas or the exterior of the building. LESSEE shall move its furniture, furnishings, equipment, inventory, and other property as required by LESSOR to enable LESSOR to carry out the above-described work.

13. **LESSOR'S ACCESS.** LESSOR, its agents or designees may at any reasonable time upon reasonable notice except in case of emergency enter to view the premises; to show the premises to others; to make repairs and alterations as LESSOR, its agents, or designees should elect to do for the premises, the common areas, or any other portions of the building; and without creating any obligation or liability for LESSOR, but at LESSEE's expense, to perform work which LESSEE is required but has failed to do following expiration of any applicable notice and cure period.

14. **SNOW REMOVAL.** The plowing of snow from all driveways and unobstructed parking areas shall be at the sole expense of LESSOR. The control of snow and ice on all walkways, stairs, and loading areas serving the premises and all other areas not readily accessible to plows shall be the sole responsibility of LESSEE. Notwithstanding the foregoing, LESSEE shall hold LESSOR and OWNER harmless from any and all claims by LESSEE parties for personal injuries and/or property damage resulting in any way from snow or ice on any area serving the premises, except for claims directly resulting from LESSOR's negligence or willful misconduct.

15. **ACCESS AND PARKING.** LESSEE parties may without additional charge use parking spaces provided for the building in common with others. The number of spaces used by LESSEE parties, which shall be presumed to equal the number of persons present at the premises, shall not at any time exceed LESSEE's proportionate share of the total spaces for the building. No unattended parking (i.e., parking where the driver of a vehicle is not readily available at the premises to relocate said vehicle) will be permitted between 7:00 PM and 7:00 AM without LESSOR's prior written approval, and any such allowed parking shall be permitted only in designated overnight parking areas. Unregistered or disabled vehicles or trailers of any type may not be parked at any time. LESSOR may tow, at LESSEE's sole risk and expense, any misparked vehicle belonging to LESSEE parties, at any time. LESSEE shall not obstruct any portion of the building or its common areas. LESSOR may record activities at the building with monitored and/or unmonitored cameras; however, LESSEE agrees that LESSOR is not in any way providing any security services for LESSEE parties, and accepts full responsibility for protecting LESSEE parties and their property.

16. **LIABILITY.** LESSEE shall be solely responsible as between LESSOR and LESSEE parties for death or personal injuries to all persons and/or property damage, including damage by fire or casualty, arising out of the use, control, condition, or occupancy of the premises by LESSEE parties, except for death, personal injuries, and/or property damage directly resulting from the negligence of LESSOR. LESSEE agrees to indemnify and hold harmless LESSOR and OWNER from any and all liability, including but not limited to costs, expenses, damages, causes of action, claims, judgments, and attorneys' fees caused by or in any way arising out of any of the aforesaid matters, except that LESSEE's indemnity and hold harmless of LESSOR and OWNER from claims occurring in the common areas shall be limited to those claims caused by, contributed to, or in any way arising out of the acts and/or omissions of LESSEE parties. All common areas, including but not limited to any parking areas, driveways, stairs, loading areas, corridors, roofs, walkways, lobbies, atria, elevators, communications closets, community conference rooms, and outdoor areas ("common areas") shall be considered a part of the premises for purposes of Sections 16 and 17 when they are used by LESSEE parties.

17. **INSURANCE.** LESSEE shall maintain at its expense a commercial general liability policy insuring LESSEE, LESSOR, and OWNER against all claims for personal injuries (including death) and/or property damage arising out of the use, control, condition, or occupancy of the premises, including any common areas, by LESSEE parties, including damage by fire or casualty, such policy to insure LESSEE, LESSOR and OWNER against any claim up to $1,000,000 for each occurrence involving personal injuries (including death), and $1,000,000 for each occurrence involving property damage. This insurance shall be primary to and not contributory with any insurance carried by LESSOR, whose insurance shall be excess. LESSOR and OWNER shall be included in each such policy as additional insureds using ISO Form CG 20 26 11 85 or ISO form CG 20 11 01 96 (without exclusions) or some other form approved in writing by LESSOR, and each such policy shall be issued by a company or companies satisfactory to LESSOR. Prior to occupancy, LESSEE shall deliver to LESSOR certificates and any applicable riders or endorsements showing that such insurance is in force, and thereafter will provide renewal certificates at least 15 days prior to the expiration of any such policies. All such insurance certificates shall provide that such policies shall not be cancelled without at least 10 days' prior written notice to each insured. If LESSEE fails to provide or maintain such insurance at any time during the term of this lease, LESSOR may, without further notice to LESSEE, elect to obtain such insurance, whereupon LESSEE shall pay LESSOR a reasonable charge for such insurance, plus LESSOR's administrative expenses.

LESSOR EJA LESSEE [initials]

18. **BROKERAGE.** LESSEE warrants and represents that it has dealt with no broker, tenant representative, or third party in connection with this lease,* and agrees to indemnify LESSOR against all brokerage claims arising out of this lease. LESSOR warrants and represents that it has employed no exclusive broker or agent in connection with this lease. If either LESSOR or LESSEE introduces a broker, tenant representative, or other third party on its behalf for any extension, amendment, or other modification of this lease, any fees or commissions shall be the sole responsibility of the party engaging such broker, tenant representative, or third party.
*except for McPherson Corporation/ATR to which LESSOR shall pay a commission in accordance with a separate agreement

19. **SUBORDINATION.** This lease shall be subject and subordinate to any and all mortgages and other like instruments made at any time hereafter, and LESSEE shall, when requested, promptly execute and deliver such instruments as necessary to show the subordination of this lease to said mortgages or other such instruments.

20. **DEFAULT AND RENT ACCELERATION.** In the event that (a) any assignment for the benefit of creditors, trust mortgage, receivership, or other insolvency proceeding shall be made or instituted with respect to LESSEE or LESSEE's property, or (b) LESSEE shall default in the observance or performance of any terms herein, and such default shall not be corrected within 30 days after written notice thereof, then LESSOR shall have the right thereafter, while such default continues and without demand or further notice, to re-enter and take possession of the premises, to declare the term of this lease ended, and/or to remove LESSEE's effects, without liability, including for trespass or conversion, and without prejudice to any other remedies. If LESSEE defaults in the payment of any rent, and any such rental default continues for 10 days after written notice thereof, and, because both parties agree that nonpayment of said sums is a substantial breach of this lease, and, because the payment of rent in monthly installments is for the sole benefit and convenience of LESSEE, then, in addition to any other remedies, the net present value of the entire balance of rent due herein as of the date of LESSOR's notice, using the published prime rate then in effect, shall immediately become due and payable as liquidated damages, since both parties agree that such amount is a reasonable estimate of the actual damages likely to result from such breach. No actions taken by LESSOR under this section shall terminate LESSEE's obligation to pay rent under this lease, as liquidated damages or otherwise. Any sums received by LESSOR from or on behalf of LESSEE may at any time be applied by LESSOR in its sole discretion first to any unamortized improvements completed for LESSEE's occupancy, then to any unpaid invoice or other payment due to LESSOR, and then to unpaid rent. LESSEE shall pay all invoices within 20 days of the date of such invoice(s). If any rent and/or other payment is not received by LESSOR within 3 days of when due, then LESSEE shall pay LESSOR a one-time late charge for each past due amount equal to one percent of such overdue amount or $35 (whichever is greater) and interest at the rate of 18 percent per annum on any past due amount

21. **NOTICE.** All notices from LESSOR to LESSEE under this lease shall be given in writing and shall be deemed duly served upon LESSEE when ~~left at the premises,~~ served by constable, sent by recognized courier service with a receipt therefor, or mailed by certified or registered mail, return receipt requested, postage prepaid to LESSEE at [ADDRESS]~~the premises~~ or such other address as LESSEE may designate in writing. All notices from LESSEE to LESSOR under this lease shall be given in writing and shall be deemed duly served only when served by constable, or delivered to LESSOR by certified or registered mail, return receipt requested, postage prepaid, or by recognized courier service with a receipt therefor, addressed to LESSOR at 200 West Cummings Park, Woburn, Massachusetts 01801 or to the last address designated by LESSOR. No oral, facsimile, or electronic notice shall have any force or effect. Time is of the essence in the service of any notice

22. **OCCUPANCY.** If LESSEE takes possession of the premises prior to the commencement of this lease, LESSEE shall perform all terms of this lease from the date it takes possession. ~~LESSOR may require LESSEE at LESSEE's expense to relocate to another similar premises (which shall be within the same municipality as the current premises, unless LESSEE is not regularly occupying the premises) at any time upon written notice to LESSEE and on terms comparable to those herein.~~ If any of LESSEE parties occupies, controls, or encumbers any part of the premises without LESSOR's written permission after the termination of this lease or otherwise beyond the period specified by LESSOR in writing, LESSEE shall be liable to LESSOR for any and all loss, damages, and/or expenses incurred by LESSOR, including consequential damages, and all terms of this lease shall continue to apply, except that use and occupancy payments shall be due in full monthly installments at a rate which shall be ~~two times the greater~~ one hundred fifty percent (150%) of the monthly rent due under this lease immediately prior to termination ~~or LESSOR's then current published one year rental rate for the premises,~~ it being agreed that such extended occupancy is a tenancy at sufferance, solely for the benefit and convenience of LESSEE and of greater rental value. The occupancy, control, or encumbrance of any part of the premises by any of LESSEE parties beyond noon on the last day of any rental period shall constitute occupancy for an entire additional month, and increased payment as provided in this section shall be immediately due and payable. LESSOR's acceptance of any payments shall not alter LESSEE's status as a tenant at sufferance.

23. **FIRE PREVENTION.** Following delivery of possession by LESSOR, LESSEE agrees to use all reasonable precautions against fire, to provide and maintain approved, labeled fire extinguishers, emergency lighting equipment, and exit signs, and to complete all other modifications within the premises as required or recommended by the Insurance Services Office (or successor organization), OSHA, the local fire department, LESSOR's insurer, or any similar entity

24. **OUTSIDE AREA.** All items left or stored by LESSEE in any common area without LESSOR's prior written consent shall be deemed abandoned and may be removed or disposed of by LESSOR at LESSEE's expense without notice. LESSEE shall maintain a building standard dumpster in a location approved by LESSOR, which dumpster shall be provided and serviced at LESSEE's expense by a disposal firm designated by LESSOR. ~~Alternatively, if a shared dumpster or compactor is provided by LESSOR, LESSEE shall pay the disposal firm or LESSOR, as applicable, LESSEE's share of all charges associated therewith.~~

25. **ENVIRONMENT.** LESSEE parties shall not unreasonably interfere in any way with the use and enjoyment of other portions of the same or neighboring buildings by others, in LESSOR's discretion, by reason of odors, smoke, exhaust, vibrations, noise, moisture, pets, garbage, trash, vermin, pests, or otherwise, and will at their expense employ a professional service to eliminate such interference if determined necessary by LESSOR. No oil, hazardous material, or waste shall be used, stored, disposed of, or allowed to remain at the premises at any time without LESSOR's prior written approval, and LESSEE shall be solely responsible for, and shall indemnify and hold harmless LESSOR and OWNER from, any and all corrosion and other damage in any way associated with the use, storage, disposal, and/or release of same by LESSEE parties. LESSEE shall provide and maintain effective devices for preventing damage to the building and property from deionized water, chemicals, and hazardous materials that may be used or present at the premises.

26. **RESPONSIBILITY.** In all events, neither LESSOR nor OWNER shall be liable to anyone for, nor shall LESSEE's obligations under this lease be reduced because of loss, injury, or damage caused in any way by the use, leakage, incursion, discharge, seepage, flooding, or escape of water or sewage in any form or from any source, or by the interruption or cessation of any service rendered customarily to the premises or building or agreed to by the terms of this lease, by any accident, the making of repairs, alterations or improvements, labor difficulties, weather conditions, mechanical breakdowns, trouble or scarcity in obtaining fuel, electricity, service, or supplies from the sources from which they are usually obtained, or by any change in any utility or service provider, or by any cause beyond LESSOR's immediate control. Except as otherwise provided for in this lease, neither LESSOR nor OWNER nor LESSEE shall be liable for any special, incidental, indirect, or consequential damages, including but not limited to lost profits or loss of business, arising out of or in any manner connected with performance or nonperformance under this lease, even if any party has knowledge of the possibility of such damages.

LESSOR ENA LESSEE JH

27. **SURRENDER.** On or before the termination of this lease, LESSEE shall remove all of LESSEE parties' goods and effects from the premises, and shall deliver to LESSOR exclusive and unencumbered possession of the premises and all keys and locks thereto, all fixtures, equipment, and workstations of any type connected therewith, and all allowed alterations made to or upon the premises, whether completed by LESSEE, LESSOR, or others, including but not limited to any offices, window blinds, floor coverings, computer floors, plumbing, plumbing fixtures, heating, ventilating and air conditioning equipment, ductwork, exhaust fans, chillers, security, surveillance and fire protection systems, telecommunications and data wiring, cable trays, telephone systems, racking, air and gas distribution piping, compressors, cranes, hoists, cabinets, counters, shelving, millwork, casework, electrical work, including but not limited to lighting fixtures of any type, wiring, conduit, transformers, generators, distribution panels, bus ducts, raceways, receptacles and disconnects, and all furnishings and equipment that have been bolted, welded, nailed, screwed, glued, or otherwise attached to any wall, floor, ceiling, roof, pavement, or ground, or which have been directly wired, ducted, or plumbed to any portion of any building or system serving the premises. Prior to surrender, LESSEE shall, at LESSOR's option, remove or properly terminate and label for future use any and all wiring and cabling installed and/or used by LESSEE. LESSEE shall deliver the premises broom clean, fully sanitized from all chemicals or other contaminants, and in at least the same condition as they were at the commencement of this lease or any prior lease between the parties for the premises, or as they were modified during said term with LESSOR's written consent, reasonable wear and tear and damage by fire and other casualty (not caused or contributed to by LESSEE parties) only excepted, and LESSEE shall be deemed to be encumbering the premises until it delivers the premises to LESSOR at the time and in the condition required herein. Any and all property, including business records, that remains at the premises upon termination of this lease shall, following reasonable notice to LESSEE at LESSOR's option, be subject to Section 22 above or be deemed abandoned and be disposed of as LESSOR sees fit, without LESSOR being liable for any loss or damage thereto, and at the sole risk of LESSEE. LESSOR may remove and store any such property at LESSEE's expense; retain same under LESSOR's control; sell same without notice at a public or private sale and apply the net proceeds of such sale to the payment of any sum due herein; or destroy same. Notwithstanding the delivery of any keys to LESSOR, in no case shall the premises be deemed surrendered to LESSOR until the termination date provided herein or such other date as may be specified in a written agreement between the parties. The parties' rights and obligations under this section shall survive termination of this lease.

28. **GENERAL.** (a) The invalidity or unenforceability of any clause or provision of this lease shall not affect or render invalid or unenforceable any other clause or provision hereof. (b) No consent or waiver, express or implied, by LESSOR to or of any breach of any obligation of LESSEE is intended or shall be construed as a consent or waiver to or of any other breach of the same or any other obligation. (c) The terms of this lease shall run with the land, and this lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that LESSOR and OWNER shall be liable for obligations occurring only while each is lessor or owner of the premises. (d) This lease is made and delivered in the commonwealth of Massachusetts, and shall be interpreted, construed, and enforced in accordance with the laws thereof and only in a court therein. Any action or proceeding arising out of this lease shall be brought by LESSEE within one year after the event giving rise to the claim has occurred. (e) If LESSOR or OWNER is a trust, corporation, or other limited liability entity, the obligations of LESSOR shall be binding upon the trust, corporation, or other entity, but not upon any trustee, officer, director, shareholder, member, limited partner, or beneficiary individually. (f) LESSOR represents that the owner of the premises ("OWNER") has agreed to be bound by the terms of this lease unless LESSEE is in default hereof. (g) If LESSEE is more than one person, corporation, other legal entity, partnership, or some combination thereof, LESSEE's obligations shall be joint and several. Unless repugnant to the context, "LESSOR" and "LESSEE" mean the person or persons, natural or corporate, named above as LESSOR and as LESSEE respectively, and their respective heirs, executors, administrators, successors, and assigns. (h) This lease is the result of negotiations between parties of equal bargaining strength, and when executed by both parties shall constitute the entire agreement between the parties, superseding all prior oral and written agreements, representations, and statements, and LESSEE agrees to keep all financial and other terms of this lease confidential. This lease may not be amended except by written agreement signed by all parties, or as otherwise provided herein, and no oral or written representation shall have any effect hereon. (i) ~~Notwithstanding any other statements~~ Except as expressly set forth herein, LESSOR makes no warranty, express or implied, concerning the suitability of the premises for the use described above. (j) (k) Neither the submission of this lease form or any amendment hereof, nor the acceptance of the security deposit and/or rent shall constitute a reservation of or option for the premises, or an offer to lease, it being expressly understood and agreed that neither this lease nor any amendment shall bind either party in any manner whatsoever unless and until it has been executed by both parties. (l) LESSEE shall not be entitled to exercise any option in this lease, the attached Rider to Lease, or any subsequent amendment or extension, or to receive LESSOR's consent as provided for herein, if LESSEE is at that time in default of any term hereof beyond any applicable notice and cure period.. (m) No restriction, condition, or other endorsement by LESSEE on any payment, nor LESSOR's deposit of any full or partial payment, shall bind LESSOR in any way or limit LESSOR's rights under this lease. (n) LESSEE shall pay LESSOR for all legal and administrative fees and expenses incurred by LESSOR due to any consent requested by LESSEE or in enforcing any terms of this lease. (o) LESSEE will conform to all reasonable and non-discriminatory rules and regulations now or hereafter made by LESSOR for parking, for the care, use, and/or alteration of the building, its facilities and approaches, and for the administration of this lease, and will not permit any of LESSEE parties to violate this lease or any of its terms. (p) LESSEE's covenants under this lease shall be independent of LESSOR's covenants, and LESSOR's failure to perform any of its covenants under this lease, including a covenant constituting a significant inducement to LESSEE to enter into this lease, shall not excuse the payment of rent or any other charges by LESSEE or allow LESSEE to terminate this lease. (q) LESSOR, LESSEE, OWNER, and GUARANTOR hereby waive any and all rights to a *jury* trial in any proceeding in any way arising out of the subject matter of this lease and/or the guaranty. (r) **See attached Rider to Lease for additional provisions.**

29. **SECURITY AGREEMENT.** LESSEE hereby grants LESSOR a continuing security interest in all existing and hereafter acquired property of LESSEE kept in any of LESSOR's buildings (excluding LESSEE's intellectual property, patents and accounts receivable) to secure the performance of all LESSEE's obligations under this lease or any subsequent lease between the parties. LESSEE authorizes LESSOR to file financing statements or file [illegible] in connection with this security interest. This provision shall survive termination of this lease, shall continue under any subsequent lease between the parties, and shall not negate or replace any continuing security interest of LESSOR under any prior lease between the parties. Default in the payment or performance of any of LESSEE's obligations under this lease or any subsequent lease shall be a default under this security agreement and shall entitle LESSOR to immediately exercise all of the rights and remedies of a secured party under the Uniform Commercial Code as adopted in Massachusetts. In the event of default, LESSEE shall assist and facilitate LESSOR's exercise of its rights under this section.

THIS PARAGRAPH DOES NOT APPLY

30. **AUTOMATIC LEASE EXTENSIONS.** This lease, including all terms, conditions, escalations, etc. shall be automatically extended for additional successive periods of _____ years each unless LESSOR or LESSEE serves written notice on the other party of either party's option not to extend this lease. The time for serving such written notice shall be not more than 12 months or less than six months prior to the expiration of the then-current lease term. Time is of the essence.

THIS PARAGRAPH DOES NOT APPLY

ENA JR

In witness whereof, LESSOR and LESSEE, intending to be legally bound, have caused this lease to be executed this 27th day of August, 2014.

LESSOR: CUMMINGS PROPERTIES, LLC

By: [signature] *Duly authorized*

LESSEE: NEUROMETRIX, INC.

By: [signature] *Duly authorized*

Thomas T. Higgins
Print name

SVP, CFO
Title

GUARANTY

In consideration of LESSOR making this lease with LESSEE, GUARANTOR hereby personally and unconditionally guarantees the prompt payment of rent by LESSEE and the performance by LESSEE of all financial and nonfinancial obligations of this lease, and all amendments, extensions, and/or assignments thereof, with respect to the premises herein and any new premises that may become subject to this lease, and the undersigned promises to pay all expenses, including reasonable legal and administrative fees, incurred by LESSOR in enforcing this guaranty. LESSOR's consent to any assignments, subleases, amendments and/or extensions by LESSEE or to any compromise or release of LESSEE's liability under this lease, [illegible] without notice to the undersigned, or LESSOR's failure to notify the undersigned of any default and/or reinstatement of this lease, shall not relieve GUARANTOR from personal liability.

THIS PARAGRAPH DOES NOT APPLY

In witness whereof, the undersigned GUARANTOR, intending to be legally bound, has caused this guaranty to be executed this ____________ day of ____________________, 20______.

____________________________________ *Signature*

Address: ____________________________________

Print name: ____________________________________

____

RIDER TO LEASE

The following additional terms are incorporated into and made a part of the attached lease and in the event of any conflict between any term of this Rider to Lease and the attached lease, the terms of this rider shall govern:

A. **SOUTH ESSEX SEWERAGE DISTRICT.** With respect to leases at Cummings Center and Dunham Road in Beverly (only), LESSEE shall fully comply with all regulations of the South Essex Sewerage District (SESD) now or hereafter in effect, including prompt filing with LESSOR of any documents required by the SESD. LESSEE agrees to indemnify and hold harmless LESSOR and OWNER from any and all liability arising out of any noncompliance of LESSEE with such regulations.

B. **ACTIVITY AND USE LIMITATION.** Except as provided below, with respect to leases at Cummings Center in Beverly and leases at 10 and 18 Commerce Way in Woburn (only), the following activities and uses are expressly prohibited at the property of which the premises are a part: residential uses (except for facilities for adult congregate care or assisted living, senior housing, nursing home uses and other adult residential facilities in certain designated areas of the property); child care, day care, or public or private elementary or secondary schools; a public park, playground or playing field, or other activities involving more than casual contact with the ground; cultivation out-of-doors of fruits and vegetables destined for human consumption; and fishing or swimming in the ponds and other waterways on or adjacent to the property. In addition, implementation of a health and safety plan is required for construction, utilities maintenance and other intrusive activities which are likely to involve extensive exposure to or contact with subsurface soils at the property. Notwithstanding the foregoing, residential, school, child care, day care and children's learning center uses (and associated outside recreational activities and/or associated playground) are authorized in specific locations at Cummings Center and/or 10 and 18 Commerce Way. As to Cummings Center, the Notice of Activity and Use Limitation dated April 26, 1996 was recorded at the Essex (South) Registry of Deeds at Book 13533, Page 559, and amended on September 2, 1997 (Book 14299, Page 257), June 19, 2003 (Book 21871, Page 314), March 10, 2005 (Book 24047, Page 1), August 11, 2006 (Book 25994, Page 425), and September 17, 2008 (Book 28043, Page 576). As to 10 and 18 Commerce Way, the Notice of Activity and Use Limitation dated December 12, 1996 was recorded at the Middlesex (South) Registry of Deeds at Book 26901, Page 293 and registered with the Middlesex Registry District of the Land Court as Document No. 1231513, and amended on September 24, 2002 (Book 36592, Page 499) and September 19, 2007 (Book 50124, Page 578 and Land Court Document No. 01454912).

C. **CHANGE IN CORPORATE FORM.** If LESSEE is a trust, corporation, partnership or other limited liability entity, LESSEE shall serve written notice to LESSOR within 30 days following the date LESSEE: (a) changes its legal name, (b) merges into or consolidates with a third party, (c) files articles of entity conversion, (d) changes its state of organization/registration, domestication, (e) voluntarily or involuntarily dissolves or revokes its articles of organization, articles of incorporation or other charter documents, or (f) changes any trustee(s).

D. * LESSOR, at LESSOR's cost, shall modify the premises according to the mutually agreed upon plan attached hereto as Schedule 1 ("LESSOR's Work") before or around the time LESSEE takes possession of the premises.

E. * The cumulative "Cost of Living" increase during the initial term of this lease (only) shall not average more than three percent per calendar year.

F. If LESSOR does not substantially complete, except for punch list items, LESSOR's Work by December 1, 2014, then LESSEE shall be entitled to an abatement of rent on a per diem basis from December 1, 2014 until LESSOR substantially completes LESSOR's Work. In addition, if LESSOR fails to substantially complete LESSOR's Work on or before February 27, 2015, LESSEE may elect to cancel this lease by giving LESSOR written notice to that effect on or before March 5, 2015, whereupon neither party shall have any further obligation to the other. This abatement of rent and cancellation of this lease shall be LESSEE's sole and exclusive remedies for any failure by LESSOR to substantially complete LESSOR's Work as provided herein. In the event LESSEE in any way delays LESSOR's substantial completion, however (which shall include without limitation any additions and/or changes requested by LESSEE to the scope of LESSOR's Work (any such addition and/or change, a "LESSEE Change Order"), any delay in LESSEE making any payment to LESSOR under this lease, any delay in LESSEE providing information to LESSOR for any permits or plans and/or any interference by LESSEE and/or LESSEE's contractor(s) with LESSOR's Work, there shall be no abatement of rent for the period of delay, and the above dates for substantial completion and notice of termination shall be extended by the length of such delay. Time is of the essence. In connection with any LESSEE Change Order, LESSOR will provide LESSEE with a good faith estimate of the delay likely to be caused by such LESSEE Change Order.

G. "Substantially complete" shall mean the date by which (i) LESSOR's Work has been completed except for items of work and adjustment of equipment and fixtures which can be completed after possession of the premises has been delivered to LESSEE without causing unreasonable interference with LESSEE's use of the premises (a list of said items completed as herein provided, the "punch list"), and (ii) LESSOR has received a certificate of occupancy from the City of Woburn for LESSOR's Work. Within five days after the date LESSOR substantially completes LESSOR's Work, LESSEE shall inspect LESSOR's Work, and LESSEE shall

ENA LESSOR
[initials] LESSEE

RIDER TO LEASE
(Continued)

complete and deliver the punch list, if any, to LESSOR. LESSOR shall complete the punch list items within 30 days following written receipt of same from LESSEE. LESSOR agrees that LESSOR's Work shall be completed in a good and workerlike manner. To the extent that any vendor provides LESSOR with a warranty for any work performed or materials provided pursuant to completion of LESSOR's Work, LESSOR shall, for a period of one year from the date LESSOR substantially completes LESSOR's Work, endeavor to enforce such warranty for the benefit of LESSEE.

H. * To the extent that compensation is unavailable under LESSEE's business interruption or other insurance coverage, LESSEE shall receive a proportionate abatement of rent in the event that the premises are rendered substantially unusable for the purposes set forth in Section 3 for at least five consecutive business days as a result of any of the events or conditions set forth in Section 26 of this lease. This paragraph shall not apply, however, in the case of any interruption caused, contributed to, or allowed in any way to increase in size, scope, and/or severity by LESSEE, its employees, agents, contractors, callers, and/or invitees.

I. In the event this lease is terminated and LESSEE pays LESSOR accelerated rent in accordance with the terms of Section 20 herein, LESSOR shall credit LESSEE for any rents actually received by LESSOR over the balance of this lease term minus all costs incurred by LESSOR in re-letting the premises. LESSOR shall use reasonable efforts to re-let the premises. LESSOR's failure to re-let the premises despite LESSOR's reasonable efforts shall not limit LESSEE's liability hereunder.

J. * In the event that the entire balance of rent is accelerated pursuant to Section 20 above on account of the non-payment of any sums due under this lease, provided LESSEE then fully cures such non-payment and pays all other sums that are then due (including LESSOR's legal fees and costs) prior to the entry of a judgment for possession, LESSOR agrees to reinstate this lease and to reverse this charge of accelerated rent, without waiving any rights, including acceleration of rent, which may arise with respect to any subsequent default. Time is of the essence.

K. In the event LESSOR consents to a sublease or an assignment of this lease, LESSEE shall pay LESSOR on the first day of each month throughout the period of the sublease or assignment, 50 percent of any amount by which the payments due to LESSEE under the sublease or assignment exceed the rent payment due from LESSEE to LESSOR for that month, after deduction of commercially reasonable costs incurred by LESSEE in entering into such sublease not to exceed nine percent of the annual base rent of the remaining term of the lease. Such amount shall, however, be calculated on a proportionate basis in the case of a sublease of only a portion of the premises.

L. * LESSEE shall have the right to assign this lease to an entity in which LESSEE owns at least a 50 percent interest, an entity which owns at least a 50 percent interest in LESSEE, an entity which is under common control with LESSEE, or an entity which is formed as a result of a merger or consolidation involving LESSEE, without further consent from LESSOR, provided LESSEE and the assignee jointly serve LESSOR with prior written notice to that effect, together with all required certificates of insurance from the assignee. The terms of Section 11 of this lease shall govern said assignment in all other respects.

M. * With respect to Section 11, "prospective tenant" shall mean any entity or individual that during the previous 12 months, has been in contact with LESSOR about leasing space in a property owned or managed by LESSOR, either directly or through an agent or broker.

N. * LESSOR agrees to maintain casualty insurance in a commercially reasonable amount for the building of which the premises are a part.

O. * LESSEE's agreement to subordinate this lease to all mortgages and/or other instruments in the nature of a mortgage, now or at any time in the future, is conditional upon the mortgagee's agreement that LESSEE's possession will not be disturbed so long as LESSEE is not in default in the payment of rent or other terms hereof.

____ LESSOR
____ LESSEE

RIDER TO LEASE
(Continued)

P. * LESSOR warrants that, as of the date of execution of this lease, the property of which the premises are a part is not encumbered by any mortgage or instrument in the nature of a mortgage.

Q. * In the event LESSOR defaults in the performance of any obligation under this lease and LESSEE serves LESSOR with written notice of such default, then, if LESSOR fails to cure such default within 30 days after receipt of such notice or, if such default cannot reasonably be cured within said period, LESSOR fails to commence to cure and be diligently proceeding to cure, LESSEE shall have the right to cure such default, and LESSOR shall, upon presentation by LESSEE of an invoice, pay LESSEE the reasonable costs paid by LESSEE to any third party for such cure.

R. In the event of any future changes in the actual size of the premises (i.e., by expansion or addition of space and not solely by remeasurement) or the total leasable square footage of the building, there shall be a corresponding adjustment of LESSEE's proportionate share of any increase in real estate taxes set forth in Section 4 above.

S. * Provided LESSEE is not then in arrears of any rent or invoice payments or otherwise in default of this lease beyond applicable notice and cure period, LESSEE shall have a one-time option to extend this lease, including all terms and escalations herein, for one additional term of five years (the "option term") by serving LESSOR with written notice of its desire to so extend this lease. The time for serving such written notice shall be not more than 12 months or less than six months prior to the expiration of the initial lease term. Additionally, notwithstanding Section 1 above, annual base rent during the option term shall be recalculated at LESSOR's published annual rental rate as of the commencement of the option term for similar space, but shall in no case be less than the annual base rent, plus all "Cost of Living" adjustments, that would otherwise be in effect as of the commencement of the option term. The base month from which to determine the amount of each "Cost of Living" adjustment throughout the option term shall then be changed to January 2019, the "comparison" month shall be changed to November 2019, and the first adjustment during the option term shall take place with the rent due on January 1, 2020. Section 1 shall continue to apply in all other respects throughout the option term. Time is of the essence.

T. LESSOR agrees to cooperate with LESSEE's lender in the negotiation of a Landlord lien wiaver or similar agreement to the extent required by LESSEE's lender in connection with granting a security interest in LESSEE's personal property.

LESSOR: **CUMMINGS PROPERTIES, LLC**

By: [signature] *Duly authorized*

Date: 8/27/14

01/13

LESSEE: **NEUROMETRIX, INC.**

By: [signature] *Duly authorized*

Print Name: Thomas T. Higgins

Title: SVP, CFO

Schedule 1



Remove existing door and install window.
Open Office CPT
Files CPT
Conference Room CPT
RMA/ Refurb/ Quality VCT
Marketing VCT
Construct partition walls to the underside of the roof deck.
Break Room VCT
Parts
Cage to be supplied and installed by others.
Assembly VCT
Storage VCT
Install 4' x 4' double roof windows for natural light.
Warehouse Painted Concrete
Raise height of ceilings in both Restrooms approximately 3'.
Fully renovate both restrooms in accordance with LESSOR's building standards.
Packing Painted Concrete
Cage to be supplied and installed by others.
Install LESSOR's special vinyl faced ceiling tiles, USG #3270, in this room only to minimize particle shedding.
Notes:
-All specialized construction and/or construction required by code for LESSEE's use is available at an additional expense to LESSEE.
-6'± x 6'± cubicles and all other furniture shown by dashed lines shall be supplied and installed by others at an additional expense to LESSEE.
-Exact location of skylights to be determined.
-Paint ceiling in Warehouse Area only with LESSOR's standard drywall paint. Loading Area is available at an additional expense to LESSEE.
-Install approximately 100LF of ¾" diameter, compressed-air line per LESSEE's direction.
Shipping Painted Concrete
Loading Area
UP

FINAL PLAN (SIGNATURE) 8/27/14 (DATE)

*Note: These CAD drawings are recorded on, or can be transmitted on, electronic media. They are therefore subject to undetectable alteration or errors, either intentional or unintentional, due to, among other causes, transmission, conversion, media degradation, software error, or human alteration. Accordingly, Cummings Properties shall not be held liable for any claims, losses, damages, or costs arising out of any such use of these CAD documents.

Lease Plan - Schedule 1

NEUROMetrix

4-B Gill Street, Woburn, MA

0 5' 10' 20'

- All dimensions are approximate.
- CPL standard construction unless otherwise noted.
- All fixtures to remain as is unless otherwise noted.
- Furnishings are shown for illustrative purposes only.
- No representation is made as to the suitability of this design for lessee's use or occupancy.

Cummings Properties

200 West Cummings Park, Woburn, MA 781-935-8000

LSF:	Scale: *	Date:
6,041±	1" = 10'-0"	08/13/14

LOGO:	Drawn:	Checked:	Revised:
DJC	RM	JT±	08/27/14

J:\CPM_CADRSUBURBAN\WOBURN\4 Gill Street\LPP\4033_LP_2014\NEUROMetrix_10-CCabot_08-28-14.dwg